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                             HARRIS INTERACTIVE INC.
                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           THREE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         2000            1999
   Net loss                                                           $    (7,626)       $   (3,833)

   Accrued dividends on preferred stock                                                        (294)
                                                                 ----------------- -----------------

   Net loss available to holders of common stock (a)                       (7,626)           (4,127)
                                                                 ================= =================
Basic and diluted net loss per share (a/b)                            $     (0.22)        $   (0.38)
                                                                 ================= =================

Weighted average shares outstanding - basic

 and diluted (b)                                                       34,196,558        10,911,850
                                                                 ================= =================
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